                                                                   EXHIBIT 10.65

                                PROMISSORY NOTE
                                ---------------


                                                                     Dated as of

                                                              __________________
Amount: $____________


     FOR VALUE RECEIVED, the undersigned Virtual Mortgage Network, Inc., a Delaware corporation ("Maker"), promises to pay to the order of ________________ the principal amount of $_______, together with interest on the unpaid principal balance on the earlier of (a) 90 days after the execution of this note or (b) consummation of an initial public offering ("IPO") of the securities of the Maker (the "Maturity Date"), except as set forth in Section 3 below.

     1.  INTEREST RATE. The unpaid principal under this Promissory Note shall
         --------------
         bear interest at a rate of twelve percent (12%) per annum simple interest. Interest is payable on the Maturity Date.

     2.  COMPUTATION. Interest chargeable hereunder shall be calculated from the
         ------------
         date hereof, on the basis of a three hundred sixty (360) day year for the actual number of days elapsed. Interest not paid when due shall be added to the unpaid principal balance and shall thereafter bear interest at the same rate as principal.

     3.  PAYMENT. The unpaid principal under this Promissory Note plus all
         --------
         accrued but unpaid interest thereon shall be payable upon the Maturity Date. In the event that the Maturity Date occurs as a result of the Maker's IPO, an additional amount of 35% of the outstanding principal shall become due and payable (the "Prepayment Penalty").

     4.  DEFAULT. Maker will be in default if any of the following happens: (a)
         --------
         Maker fails to make payments when due or (b) Maker becomes insolvent, a receiver is appointed for any part of Maker's property, Maker makes an assignment for the benefit of creditors, or any proceeding is commenced either by Maker or against Maker under any bankruptcy or insolvency laws. It is expressly agreed that, upon the occurrence of an event of default, as defined herein, the unpaid principal balance of this Promissory Note, together with interest accrued hereon, shall be due and payable.

     5.  AMENDMENTS IN WRITING. This Promissory Note may be changed, modified
         ----------------------
         or amended only in writing.

     6.  CHOICE OF LAW. This Promissory Note and all transactions hereunder
         --------------
         and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the laws of the State of California.

     7.  ENTIRE AGREEMENT. This Promissory Note contains the entire
         -----------------
         understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior written and oral agreements, understandings, commitments and practices between the parties.

     8.  TRANSFERABILITY. The right to principle and interest under this
         ----------------
         Promissory Note may be transferred only through a book entry system maintained by Maker. Any other means of transfer, including, without limitation, transfers by endorsement, shall be null and void. Ownership of the obligation must be reflected in a book entry. A book entry is a record of ownership that identifies the owner of an interest in this Promissory Note.

Made and Executed at
________________, California                      Virtual Mortgage Network, Inc.
                                                  a Delaware corporation

                                                  By:
                                                     --------------------------
                                                     Michael A. Barron
                                                     Chief Executive Officer

Acknowledged and Agreed:



By:
   -------------------------
Name:
     -----------------------
Title:
      ----------------------

                                 ATTACHMENT I

                        VIRTUAL MORTGAGE NETWORK, INC.

                        LIST OF INVESTORS SIGNING THE
                                PROMISSORY NOTE



                  Investor                                Note Amount
                  --------                                -----------

            Brian D. Frenzel                              $100,000
            Denis R. Coleman                              $100,000
            Gerald S. Casilli                             $100,000
            John J. Gottsman Trust                        $ 50,000
            Paul F. Glenn Revocable Trust                 $100,000